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                                                                EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8 (File No. 33-273236), Form S-8
(File No. 33-90014), Form S-8 (File No. 333-21597) and Form S-8 (File No. 333-21599).

                                                        ARTHUR ANDERSON LLP


Los Angeles, California
March 28, 1997